PROSPECTUS Dated January 24, 2001                  Pricing Supplement No. 40 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-47576
Dated January 24, 2001                                      Dated June 28, 2001
                                                                 Rule 424(b)(3)


                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

     We will not redeem these Medium-Term Notes, Series C (Senior Fixed Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Fixed Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:          $10,000,000

Maturity Date:             February 23, 2007

Settlement Date
   (Original Issue
   Date):                  July 3, 2001

Interest Accrual Date:     July 3, 2001

Issue Price:               100%

Specified Currency:        U.S. dollars

Redemption
   Percentage:             100%

Redemption Dates:          N/A

Annual Redemption
   Percentage
   Reduction:              N/A

Interest Rate:             5.90% per annum
                           (calculated on an
                           actual/360 day count
                           basis)

Interest Payment
   Dates:                  Each February 23, May
                           23, August 23 and
                           November 23,
                           commencing November
                           23, 2001

Interest Payment
   Period:                 Quarterly

Book Entry Note or
   Certificated Note:      Book Entry Note

Senior Note or
   Subordinated Note:      Senior Note

Agent:                     Morgan Stanley & Co.
                           Incorporated

Calculation Agent:         The Chase Manhattan
                           Bank

Business Day:              New York

Minimum
   Denomination:           $1,000

CUSIP:                     61745ERR4

Other Provisions:          None


Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.


                           MORGAN STANLEY DEAN WITTER